UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company reported in a Current Report on Form 8-K filed on November 10, 2010 that Dirk M. Van Doren, the Company’s Executive Vice President and Chief Financial Officer, had provided notice of his intention to resign his position with the Company. The Company is furnishing this Amendment No. 1 to Current Report on Form 8-K/A to describe the material terms of an agreement entered into between the Company and Mr. Van Doren concerning his transition.

On December 20, 2010, the Company and Mr. Van Doren entered into a Transition Agreement. The Transition Agreement provides that (i) Mr. Van Doren’s termination will be effective December 31, 2010, (ii) will be deemed to be a “Termination without Cause” pursuant to section 6.1.1 of the Employment Agreement, effective as of January 1, 2008 between Mr. Van Doren and the Company (the “Employment Agreement”), (iii) Mr. Van Doren will be paid a lump sum cash retention payment of $350,000, and (iv) all of Mr. Van Doren’s currently outstanding shares of restricted stock (471,667 shares) will vest by the thirtieth calendar date following Mr. Van Doren’s separation. All other material terms of the Transition Agreement are consistent with the Employment Agreement.

The description above is a summary only and is qualified in its entirety by reference to the Transition Agreement, filed as Exhibit 10.1 to this Amendment No. 1 to Current Report on Form 8-K/A and incorporated herein by reference in response to this item.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Transition Agreement, dated December 20, 2010, between Dirk M. Van Doren and SandRidge Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: December 21, 2010	By:	/s/ Tom L. Ward
Tom L. Ward
Chief Executive Officer

Exhibit Index

No.	Description

10.1	Transition Agreement, dated December 20, 2010, between Dirk M. Van Doren and SandRidge Energy, Inc.